Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (Form S-1/A No. 333-136583) and related prospectus to our report dated July 24, 2006, relating to the consolidated financial statements of EMTA Holdings, Inc., which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Killman, Murrell & Company, P.C.

Houston, Texas October 3, 2006